EXHIBIT 24.2

                    Written Consent of Jones & Blouch L.L.P.


Jones & Blouch L.L.P.
1025 Thomas Jefferson Street, N.W.
Washington, D.C. 20007
(202) 223-3500

April 10, 1997


Great Northern Insured Annuity Corporation
Two Union Square, P.O. Box 490
Seattle, WA 98111-0490


Dear Sirs:

        We hereby consent to the reference to this firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 5 to the registration statement on Form S-1, File No. 33-62674, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


Very truly yours,


/s/ Jones & Blouch L.L.P.
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Jones & Blouch L.L.P.